Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer of

CREDO Petroleum Corporation (Pursuant To 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this Quarterly Report of CREDO Petroleum Corporation (the “company”) on Form 10-Q/A for the period ending April 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James T. Huffman, President and Chief Executive Officer of the company, and Alford B. Neely, Chief Financial Officer of the company, each hereby certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.                           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

September 15, 2008

/s/ James T. Huffman
James T. Huffman
President and Chief Executive Officer

/s/ Alford B. Neely
Alford B. Neely
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CREDO Petroleum Corporation and will be retained by CREDO Petroleum Corporation and furnished to the Securities and Exchange Commission upon request.